UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2015 (September 1, 2015)

BREITLING ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50541	88-0507007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 Pacific Avenue, Suite 12000

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 716-2600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 1, 2015, the Audit Committee of the Board of Directors (the "Audit Committee") of Breitling Energy Corporation (the "Company"), in consultation with its outside advisors and management, concluded that the financial statements for the annual periods ended December 31, 2013 and 2012 and the interim quarterly periods ended September 30, 2014, June 30, 2014 and March 31, 2014 should not be relied upon due to errors in the recording of oil and gas assets, revenue interests and drilling activities that were discovered during our preparation for our audit of the financial statements for the year ended December 31, 2014. The Company is still in the process of determining the extent of the errors.

Pending the issuance by the Company's independent registered public accounting firm, MaloneBailey, LLP (“MaloneBailey”), of its audit opinion in respect of the Company's restated financial statements, the previously issued financial statements for fiscal years ended December 31, 2013 and 2012 and the quarterly data for the year ended December 31, 2013 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “Form 10-K”) and the unaudited interim financial statements for the quarters ended September 30, 2014 and 2013, June 30, 2014 and 2013 and March 31, 2014 and 2013 included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2014, June 30, 2014 and March 31, 2014 (the “Form 10-Qs”) should no longer be relied upon. The Company will file an amended Form 10-K/A for the year ended December 31, 2013 and an amended Form 10-Q/A for each of the quarters ended September 30, 2014, June 30, 2014 and March 31, 2014 as soon as practicable.

The Company, in consultation with its outside advisors and MaloneBailey, is in the process of continuing its accounting review and analyzing the impact of the errors on its previously reported financial statements included in its Form 10-K and the Form 10-Qs.

In addition to the financial statement impacts of this restatement, management acknowledges the implications of the misstatement on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013 and 2012, as well as the quarters ended September 30, 2014, June 30, 2014 and March 31, 2014. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Based on the definition of “material weakness” in the Public Company Accounting Oversight Board’s Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting Performed in Conjunction With an Audit of Financial Statements”, restatement of financial statements in prior filings with the SEC is a strong indicator of the existence of a “material weakness” in the design or operation of internal control over financial reporting. Accordingly, the Company has concluded that as of December 31, 2013 and 2012, a material weakness existed due to the fact that the Company did not maintain effective controls over its accounting for assets, revenues and expenses. In addition, the Company has concluded that its disclosure controls and procedures were ineffective at December 31, 2013 and 2014, September 30, 2014 and 2013, June 30, 2014 and 2013 and March 31, 2014 and 2013 because of these material weaknesses. If not remediated, these material weaknesses could result in further misstatements of annual or interim consolidated financial statements.

The Company has not yet finalized its financial results for the year ended December 31, 2014 and the quarters ended March 31, 2015 and June 30, 2015 because the precise extent to which these errors have been carried forward to 2014 and 2015 has not been determined. Until the Company has finalized its accounting for the these periods, as well as completed and filed an amendment to the restated report to correct the errors discussed above, the Company will be unable to file its Annual Report on Form 10-K for the year ended December 31, 2014 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015.

Both management and the Audit Committee have discussed with MaloneBailey the matters disclosed in this Current Report on Form 8-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREITLING ENERGY CORPORATION

Date: September 4, 2015	By:	/s/ Chris Faulkner
	Name:	Chris Faulkner
	Title:	Chief Executive Officer

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